UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DuPont de Nemours, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 5, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

DUPONT DE NEMOURS, INC.

TO BE HELD ON JUNE 5, 2024

On or about April 5, 2024, DuPont de Nemours, Inc. (the “Company”) made available a proxy statement (the “Proxy Statement”) to its stockholders describing the matters to be voted on at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Meeting”). The purpose of this supplement is to advise you of the adjournment of the 2024 Meeting.

The 2024 Meeting, as previously scheduled to be held virtually on May 23, 2024, was called to order at 1:00 p.m., Eastern Time, on Thursday, May 23, 2024, and then adjourned. Notice is hereby given that the 2024 Meeting has been adjourned and will reconvene at 2:00 p.m., Eastern Time, on Wednesday, June 5, 2024. The 2024 Meeting will be held virtually at www.virtualshareholdermeeting.com/DD2024. No changes have been made to the record date or the proposals to be brought before the 2024 Meeting, which are presented in the Proxy Statement. Stockholders of record at the close of business on March 28, 2024 who have not yet voted are encouraged to vote by 11:59 p.m., Eastern time, on Tuesday, June 4, 2024, are entitled to vote at the 2024 Meeting to be held on Wednesday, June 5, 2024, and may participate in the 2024 Meeting using the control number included in the previously distributed proxy materials.